EXHIBIT 99.1

Crexendo Reports Fourth Quarter and Year End 2011 Financial Results

PHOENIX, Feb. 28, 2012 (GLOBE NEWSWIRE) -- Crexendo, Inc. (AMEX:EXE), a provider of Cloud based infrastructure services to businesses, including telecom and website hosting services, e-commerce software, website development, and Internet marketing services, today reported financial results for its fourth quarter and year ended December 31, 2011.

Fourth Quarter 2011 Compared to 2010

Net income for the fourth quarter of 2011 was $459,000 or $0.03 per diluted common share, compared to a net loss of $2,405,000 or $0.21 per diluted common share in the prior year quarter. Income before income tax provision for the fourth quarter of 2011 was $432,000 compared to a loss of $1,538,000 in the prior year quarter. The income tax benefit for the fourth quarter of 2011 was $27,000, compared to an income tax provision of $867,000 in the prior year quarter.

Cash from operations for the fourth quarter of 2011 was $1,441,000 compared to $665,000 for the prior year quarter. As of December 31, 2011, cash, cash equivalents, and restricted cash were $10,623,000, working capital was $8,381,000, and working capital excluding deferred revenue was $17,669,000. Total current and long-term trade receivables were $15,517,000 as of December 31, 2011.

Segment Results

StoresOnline

Revenue for the fourth quarter of 2011 decreased 70% to $5,040,000 compared to $16,567,000 for the prior year quarter. Total segment operating expenses decreased 86% to $2,282,000 compared to $15,964,000 for the prior year quarter.

Segment other income, primarily related to interest on the collection of accounts receivable decreased 16% to $1,014,000 during the fourth quarter of 2011 from $1,206,000 in the prior year quarter.

Total segment income before income tax provision increased 109% to $3,772,000 in the fourth quarter of 2011 from $1,809,000 in the prior year quarter.

Crexendo Web Services

Revenue for the fourth quarter of 2011 increased 60% to $638,000, from $400,000 in the prior year quarter. Crexendo backlog, which is anticipated to be recognized within the next twelve months, was $1,142,000 at December 31, 2011 compared to a backlog of $964,000 at December 31, 2010.

Total segment operating expenses increased 43% to $1,380,000 during the current quarter compared to $965,000 in the prior year quarter. The increase in segment operating expenses is primarily due to an increase in direct sales costs as we increased the number of direct sales positions from an average of 8 in 2010 to 17 in 2011. Total segment operating loss increased 31% to $742,000 in the fourth quarter of 2011 compared to $565,000 in the prior year quarter.

Crexendo Network Services

Revenue for the fourth quarter of 2011 was $40,000 compared to no revenue in the prior year quarter. Total Crexendo Network Services operating expenses were $609,000 for the fourth quarter of 2011 compared to $447,000 in the prior year quarter.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Net loss for the year ended December 31, 2011 was $6,230,000, or $0.59 per diluted common share, compared to net loss of $2,310,000, or $0.20 per diluted common share for the year ended December 31, 2010. Loss before income tax provision for the year ended December 31, 2011 was $1,178,000, compared to loss before income tax provision of $1,618,000 in 2010. The income tax provision for the year ended December 31, 2011 was $5,052,000, compared to an income tax provision of $692,000 in 2010. The increase in income tax provision in 2011 was primarily due to the placing of a full valuation allowance on our deferred tax assets as we determined it was more likely than not that the deferred tax assets would not be realized as of December 31, 2011.

Cash used for operations for the year ended December 31, 2011 was $1,648,000, compared to cash from operations of $39,000 for 2010.

Segment Results

StoresOnline

Revenue for the year ended December 31, 2011 decreased 29% to $45,599,000, compared to $64,471,000 for the prior year. Total segment operating expenses decreased 35% to $38,109,000 in 2011, from $58,962,000 in 2010. The decrease was primarily due to decreases in cost of sales and selling and marketing expenses as a result of fewer events.

Segment other income, primarily related to interest on the collection of accounts receivable decreased 5% to $4,689,000 in 2011, from $4,956,000 in 2010.

Total segment income before income tax provision increased 16% to $12,179,000 in 2011 from $10,465,000 in 2010.

Crexendo Web Services

Revenue for the year ended December 31, 2011 increased 75% to $2,315,000 from $1,322,000 in 2010.

Total segment operating expenses increased 54% to $4,863,000 during 2011, compared to $3,149,000 in 2010. The increase in segment operating expenses was primarily due to an increase in direct sales costs as we increased the number of direct sales positions to address the growing market demand.

Total segment operating loss increased 40% to $2,548,000 in 2011, compared to $1,827,000 in 2010.

Crexendo Network Services

Revenue for the year ended December 31, 2011 was $110,000 compared to no revenue in 2010.

Total segment operating expenses increased 52% to $2,175,000 during 2011 compared to $1,429,000 in 2010. Total segment operating loss increased 43% to $2,065,000 in 2011, compared to $1,429,000 in 2010.

Steven G. Mihaylo, Chief Executive Officer of Crexendo, stated, "I am disappointed by our sales efforts, particularly in our ability to ramp up the sales force. We were overly aggressive and optimistic in our expectation that we would be able to add sales personnel without industry experience and then train them in telecom and web services. That model was not effective and consequently we had to reduce many of the non-experienced sales people that were simply not productive. We have refined our sales hiring and training processes, and are attempting to hire sales personnel with industry experience. We believe this will allow us to ramp up more quickly and be productive. This change has reduced the number of sales staff we are hiring, but we are confident that we will be increasing the number of sales personnel on a quarter by quarter basis by the end of next quarter. As of today, we have 24 direct sales representatives selling both our web services and our telecom offerings, compared to 28 at our last earnings call. I am convinced we have made the necessary changes to the hiring process and that we will increase the number of sales personnel and the gross sales per rep. I know we have the right products, services and plan designs and that we can compete with anyone in the industry.

"Despite the disappointment with the hiring plan, I am pleased with the response our telecom offering has received in the market place. We are now authorized to provide services in 46 states including Arizona, and have applications pending in 2 other states. With these approvals, we are now prepared to launch a nationwide roll-out of our telecom offering, which will include both an online sales channel and a direct sales channel.

"I continue to believe we have made the right strategic decisions regarding the long term growth of our company. I am impressed with how our products and services are coming together and believe we are focused on the right market segment. Our primary job continues to be to grow and mature our sales teams, and despite the need to refine our sales hiring process, I am confident we will be able to attract and retain quality sales reps. We plan to expand our product offerings to include other cloud based services, with the continued goal of creating a sustainable recurring revenue model."

Conference Call

The Company is hosting a conference call today, February 28, 2012 at 4:30 pm ET (1:30 pm PT). The conference call will be broadcast live over the Internet at http://www.crexendo.com. If you do not have Internet access, the telephone dial-in number is 888-293-6979 for domestic participants and 719-457-2713 for international participants. The conference ID to join the call is 9148328. Please dial in five to ten minutes prior to the beginning of the call at 4:30 PM EST.

About Crexendo

Crexendo provides Cloud-based infrastructure services to businesses, which includes telecom and website hosting services, ecommerce software, website development and Internet marketing services. These Cloud-based services help businesses build Internet strategies to market and sell their products, accept online orders, analyze marketing performance and manage pricing and customers over the Internet. In addition to software, training and Cloud-based telecom and website hosting services, Crexendo offers site development, search engine optimization (SEO), link building and training. Crexendo, Crexendo Business Solutions, Crexendo Network Services are trademarks of Crexendo, Inc.

The Crexendo, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7604

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) having been overly aggressive and optimistic in its expectation that it would be able to add sales personnel without industry experience and then train them in telecom and web services and that model not being effective; (ii) reducing sales staff due to many of the non-experienced sales people not being productive; (iii) having refined its sales hiring process and attempting to hire sales personnel with industry experience; (iv) believing the new hiring policy will ramp up more quickly and be productive; (v) sales model hiring change having reduced the number of sales staff hired; (vi) being confident that it will be increasing the number of sales personnel on a quarter by quarter basis by the end of next quarter; (vii) having made the necessary changes to the hiring process; (viii) will increase the number of sales personnel and the gross sales per rep; (ix) having the right products, services and plan designs and that it can compete with anyone in the industry; (x) being pleased with the response of its telecom offering; (xi) being prepared to launch a nationwide roll-out of its telecom offering, which will include both an online sales channel and a direct sales channel; (xii) having made the right strategic decisions regarding the long term growth of the company; (xiii) being impressed with how its products and services are coming together; (xiv) having focused on the right market segment; (xv) primary job continuing to grow and mature the sales teams; (xvi) being  confident it will be able to attract and retain quality sales reps and (xvii) planning  to expand its product offerings to include other cloud based services, with the continued goal of creating a sustainable recurring revenue model.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the period ended December 31, 2010. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	December 31,
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$8,658	$14,207
Restricted cash	1,965	1,088
Trade receivables, net of allowance for doubtful accounts of $3,512 as of December 31, 2011 and $10,464 as of December 31, 2010	9,420	12,122
Inventories	232	1,067
Income tax receivable	552	1,239
Deferred income tax assets, net	--	949
Prepaid expenses and other	725	1,376
Total current assets	21,552	32,048

Certificate of deposit	500	500
Long-term trade receivables, net of allowance for doubtful accounts of $1,949 as December 31, 2011 and $7,957 as of December 31, 2010	6,097	9,442
Property and equipment, net	4,055	3,139
Deferred income tax assets, net	279	5,024
Intangible assets	79	987
Goodwill	265	265
Other long-term assets	233	239
Total Assets	$33,060	$51,644

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$1,153	$3,328
Accrued expenses and other	2,240	3,361
Dividend payable	211	214
Deferred income tax liability	279	--
Deferred revenue, current portion	9,288	13,757
Total current liabilities	13,171	20,660

Deferred revenue, net of current portion	6,123	9,523
Other long-term liabilities	419	1,341
Total liabilities	19,713	31,524

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 100,000,000 shares; 10,523,078 shares outstanding as of December 31, 2011 and 10,664,878 shares outstanding as of December 31, 2010	11	11
Additional paid-in capital	48,938	49,481
Accumulated deficit	(35,602)	(29,372)
Total stockholders' equity	13,347	20,120

Total Liabilities and Stockholders' Equity	$33,060	$51,644

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Year Ended December 31,
	2011	2010
Revenue	$48,024	$65,793
Operating expenses:
Cost of revenue	17,729	21,774
Selling and marketing	20,709	32,906
General and administrative	12,215	14,597
Research and development	3,262	3,090
Total operating expenses	53,915	72,367

Loss from operations	(5,891)	(6,574)

Other income (expense):
Interest income	4,751	4,746
Interest expense	(2)	(4)
Other income (expense), net	(36)	214
Total other income, net	4,713	4,956

Loss before income tax provision	(1,178)	(1,618)

Income tax provision	(5,052)	(692)

Net loss	$(6,230)	$(2,310)

Net loss per common share:
Basic	$(0.59)	$(0.20)
Diluted	$(0.59)	$(0.20)

Dividends per common share	$0.08	$0.08

Weighted-average common shares outstanding:
Basic	10,596,231	11,357,434
Diluted	10,596,231	11,357,434

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity
Years Ended December 31, 2011 and December 31, 2010
(In thousands, except share data)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, January 1, 2010	11,446,320	11	53,033	(27,062)	25,982
Expense for stock options granted to employees			1,041		1,041
Stock issued under stock award plans (net of forfeitures) and related income tax benefit of $3	827		13		13
Restricted stock issued for acquisition	20,000		117		117
Dividends declared			(900)		(900)
Repurchase of common stock	(78,373)		(385)		(385)
Common stock acquired through tender offer	(723,896)		(3,438)		(3,438)
Net loss				(2,310)	(2,310)
Balance, December 31, 2010	10,664,878	$11	$49,481	$(29,372)	$20,120
Expense for stock options granted to employees			919		919
Stock issued under stock award plans	20,993		68		68
Dividends declared			(848)		(848)
Repurchase of common stock	(162,793)		(682)		(682)
Net loss				(6,230)	(6,230)
Balance, December 31, 2011	10,523,078	$11	$48,938	$(35,602)	$13,347

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,230)	$(2,310)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Impairment of inventory, intangible assets, prepaids and lease cancellation	1,259	0
Loss on Subsidiary	56	0
Depreciation and amortization	1,349	1,379
Expense for stock options issued to employees	919	1,041
Tax benefit upon issuance of common stock	--	(3)
Deferred income tax provision	5,082	334
Changes in assets and liabilities:
Trade receivables	6,047	(1,138)
Inventories	555	(824)
Income tax receivable	687	(852)
Prepaid expenses and other	541	1,402
Other long-term assets	6	63
Accounts payable, accrued expenses and other	(4,019)	(1,180)
Income taxes payable	--	(21)
Deferred revenue	(7,869)	1,006
Other long-term liabilities	(31)	1,142
Net cash provided by (used for) operating activities	(1,648)	39

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(1,463)	(2,534)
Acquisition of company	--	(250)
Increase in restricted cash	(877)	--
Investment in subsidiary	(56)	--
Proceeds from sale of property held for sale	--	210
Net cash used for investing activities	(2,396)	(2,574)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	(682)	(385)
Common stock acquired through tender offer	--	(3,438)
Proceeds from exercise of options and related income tax benefit	68	13
Payments made on contingent consideration	(40)	(82)
Dividend payments	(851)	(915)
Net cash used for financing activities	(1,505)	(4,807)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,549)	(7,342)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	14,207	21,549

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$8,658	$14,207

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (CONTINUED)
(In thousands)

	Year Ended December 31,
	2011	2010
Supplemental disclosure of cash flow information:
Cash paid (received) during the year for:
Interest	$2	$4
Income taxes	(892)	70
Supplemental disclosure of non-cash investing and financing information:
Dividends declared and not paid	$211	$214
Purchase of property and equipment included in accounts payable	655	101
Acquisition of company with stock	--	117
Contingent consideration related to acquisition	--	46

CONTACT:	Crexendo, Inc.
Steven G. Mihaylo, CEO
775-530-3955
Stevemihaylo@crexendo.com